EXTENDED STAY AMERICA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 RESULTS
-Net Income of $30.1 million and $163.4 million in the Fourth Quarter and Full year, Respectively
-Comparable Hotel1 Adjusted EBITDA2 grows 16.5% to $142.5 million in the Fourth Quarter
-Comparable Hotel Adjusted EBITDA grows 7.2% to $615.7 million for the Full Year
-Comparable Hotel RevPAR grows 4.1% and 3.9% in the Fourth Quarter and Full Year, Respectively
CHARLOTTE, N.C. - February 28, 2017 (BUSINESS WIRE)-Extended Stay America, Inc. and ESH Hospitality, Inc. (NYSE:STAY) (together, the “Company”) today announced consolidated results for the quarter and year ended December 31, 2016.
Fourth Quarter 2016 Highlights

•	Comparable Hotel total revenues grew 4.2% to $295.7 million

•	Comparable Hotel Revenue Per Available Room (“RevPAR”) grew 4.1% to $45.52

•	Comparable Hotel Adjusted EBITDA increased 16.5% to $142.5 million

•	Adjusted Funds From Operations ("Adjusted FFO")[2] grew 20.5% to $80.5 million, or $0.41 per diluted Paired Share

•	Adjusted Paired Share Income[2] grew 25.4% to $38.8 million, or $0.20 per diluted Paired Share
Full Year 2016 Highlights

•	Comparable Hotel total revenues grew 4.4% to $1,270.6 million

•	Comparable Hotel RevPAR grew 3.9% to $49.23

•	Comparable Hotel Adjusted EBITDA increased 7.2% to $615.7 million

•	Adjusted FFO grew of 6.0% to $359.3 million, or $1.79 per diluted Paired Share

•	Adjusted Paired Share Income grew 2.2% to $199.0 million, or $0.99 per diluted Paired Share

•	Capital Expenditures of $225.3million
Extended Stay America’s Chief Executive Officer, Gerry Lopez, commented, “We are very pleased with our performance in the fourth quarter and for the full year of 2016. Our RevPAR growth rates exceeded the lodging industry which, when added to solid expense controls and great work by our field based teams of operators, resulted in outstanding performance over the quarter and year. The strong numbers allowed us to invest in our assets and future growth plans, to the tune of $225 million in capital expenditures, reduce our debt by $171 million and return

1 Comparable Hotels include 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated for the three and twelve months ended December 31, 2016 and 2015.
2 See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of non-GAAP measures included herein (i.e., Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share).

$340 million to paired shareholders in the form of dividends or share repurchases. Investments in the estate, debt reduction and capital returned to shareholders are exactly the priorities we set forth in our Investor Day last June.”
Mr. Lopez continued, “Looking to 2017, we are encouraged by the improved sense of consumer and business optimism we have seen across the country. These positive views, the completion of our last set of hotel renovations as well as limited new supply in our chain-scale will allow us to stretch the current phase of the cycle. This year we will maintain our focus on operational excellence and shareholder returns, while at the same time setting the stage for maximizing value well into the future.”
Financial and Operating Results
Total revenues for the three months ended December 31, 2016 were $295.7 million while Comparable Hotel total revenues increased by 4.2% over the same period in 2015. Total revenues for the year ended December 31, 2016 were $1,270.6 million while Comparable Hotel total revenues increased by 4.4% over the same period in 2015.
RevPAR for the three months ended December 31, 2016 grew 6.7% over the same period in 2015, driven by an improvement in average daily rate (“ADR”) of 4.2%. Occupancy increased to 70.7% compared to 69.1% in the same period in 2015. Comparable Hotel RevPAR grew 4.1% during the quarter to $45.52 driven by a 1.7% increase in ADR and a 160 basis point increase in occupancy. RevPAR for the year ended December 31, 2016 increased 7.3% over the same period in 2015, driven by a 6.8% increase in ADR. Occupancy increased to 74.1% compared to 73.7% in the same period in 2015. Comparable Hotel RevPAR grew 3.9% during the year to $49.23 driven by a 3.4% increase in ADR and a 40 basis point increase in occupancy.
Hotel Operating Margin2 for the three months ended December 31, 2016 was 55.1% compared to 50.2% in the same period in 2015. Comparable Hotel Operating Margin increased 430 basis points over the same period in 2015. Comparable Hotel operating margin flow-through, defined as the change in Comparable Hotel Operating Profit2 divided by the change in Comparable Hotel total revenues, was 157.2%. Comparable Hotel Operating Margin for the year ended December 31, 2016 was 55.1% compared to 54.3% in the same period in 2015 and Comparable Hotel operating margin flow-through was 74.3%.
Net income for the three months ended December 31, 2016 was $30.1 million compared to $132.1 million in the same period in 2015. Net income decreased primarily due to a gain on asset sales in the same period in 2015. Income tax expense for the three months ended December 31, 2016 was $8.1 million compared to $28.4 million in the same period in 2015. Net income for the year ended December 31, 2016 was $163.4 million compared to $283.0 million in the same period in 2015. Income tax expense for the year ended December 31, 2016 was $34.4 million compared to $76.5 million in the same period in 2015.
Adjusted EBITDA for the three months ended December 31, 2016 was $142.5 million. Adjusted EBITDA for the three months excludes non-cash equity-based compensation of $3.4 million, impairment charges of $7.1 million, and loss on disposal of assets and other net expenses of $3.6 million. Comparable Hotel Adjusted EBITDA increased $20.1 million or 16.5% during the quarter over the same period in 2015. Adjusted EBITDA, a non-GAAP measure, for the year ended December 31, 2016 was $615.7 million. Adjusted EBITDA for the year excludes non-cash equity based compensation of $12.0 million, impairment charges of $9.8 million and loss on disposal of assets and other net expenses of $10.3 million. Comparable Hotel Adjusted EBITDA increased $41.5 million or 7.2% during the year ended December 31, 2016 over the same period in 2015.
Adjusted FFO for the three months ended December 31, 2016 was $80.5 million, an increase of 20.5% from the same period in 2015. Adjusted FFO per diluted Paired Share was $0.41 compared to $0.33 in the same period in 2015. Adjusted FFO for the year ended December 31, 2016 was $359.3 million, an increase of 6.0% over the same period in 2015. Adjusted FFO per diluted Paired Share was $1.79 compared to $1.66 for the same period in 2015. Adjusted FFO, a non-GAAP measure, represents funds from operations, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.
Adjusted Paired Share Income for the three months ended December 31, 2016 was $38.8 million, or $0.20 per diluted Paired Share, compared to $30.9 million, or $0.15 per diluted Paired Share, in the same period in 2015. Adjusted Paired Share Income for the year ended December 31, 2016 was $199.0 million, or $0.99 per diluted Paired Share, compared to $194.7 million, or $0.95 per diluted Paired Share, in the same period in 2015. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.
Capital Expenditures
The Company invested $58.9 million in capital expenditures during the fourth quarter of 2016 including $25.7 million in renovation capital and $31.1 million in maintenance capital. The Company completed 37 hotel renovations during the fourth quarter of 2016, bringing the total number of renovated hotels to 584. For the year ended December 31, 2016, the Company invested $225.3 million in capital expenditures including $107.7 million in renovation capital and $108.1 million in maintenance capital.

Distribution and Share Repurchases
On February 28, 2017, the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc. declared cash distributions totaling $0.19 per Paired Share for the fourth quarter of 2016. The distributions are payable on March 28, 2017 to shareholders of record as of March 14, 2017.
During the fourth quarter of 2016, the Company repurchased approximately 4.8 million Paired Shares for an aggregate purchase price of approximately $70.3 million. For the full year of 2016, the Company repurchased approximately 9.4 million Paired Shares for an aggregate purchase price of approximately $139.9 million. As of February 28, 2017, the Company had approximately $150.4 million in repurchase authorization remaining.
2017 Outlook
The Company’s outlook for 2017 is as follows:

Year 2017	Outlook
in millions, except %	Low	High

Total Revenues	$1,279	$1,305
RevPAR % Δ	1%	3%
Net Income	$181	$194
Adjusted EBITDA	$620	$635
Depreciation and Amortization	$233	$233
Net Interest Expense	$130	$130
Effective Tax Rate	23%	24%
Capital Expenditures	$150	$180
The Company’s 2017 outlook does not include any impact from assets currently under contract to be sold, including potential loss of contribution and revenue. The Company’s net interest expense outlook reflects the Company’s Term Loan B repricing expected to be completed in early March 2017.
Webcast and Conference Call Details
The Company will host a conference call on Tuesday, February 28, 2017 at 9:00 a.m. Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website.
Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until March

14, 2017, and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13653116.
Disclosure Regarding Non-GAAP Financial Measures
Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share (collectively, the “Non-GAAP Financial Measures”), which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these measures, including those provided on a Comparable Hotel basis, provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and capital-intensive companies, including those which include a REIT as part of their legal entity structure. The Non-GAAP Financial Measures are not recognized terms under U.S. GAAP.  These measures as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of, or superior to, operating profit, net income, net income per share or cash flow provided by operating activities or any other measure of the Company, Extended Stay America, Inc. or ESH Hospitality, Inc. calculated in accordance with U.S. GAAP.  The Company’s presentation of the Non-GAAP Financial Measures does not replace the presentation of the Company’s consolidated financial results and other disclosures prepared in accordance with U.S. GAAP.
Forward Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2017 outlook, the expected timing, completion and effects of any proposed asset disposals, expected performance, free cash flow, debt reduction, distribution growth and other growth opportunities, as such, involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2017 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.
About Extended Stay America
Extended Stay America, Inc. (“ESA”) is the largest integrated hotel owner/operator in North America.  Its subsidiary, ESH Hospitality, Inc. (“ESH”), is the largest lodging REIT in North America by unit and room count, with over 620 hotels and 69,000 rooms in the U.S. and Canada. ESA manages all of ESH’s properties, providing over 8,000 jobs at its hotel properties and corporate headquarters. Extended Stay America® is the leading brand in the mid-priced extended stay segment, with over twice as many rooms as its nearest competitor. Visit www.esa.com for more information.

Contacts
Investors:	Media:
Rob Ballew	Terry Atkins
(980) 345-1546	(980) 345-1648
investorrelations@esa.com	tatkins@esa.com

EXTENDED STAY AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(In thousands)

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2016	2015	% Variance		2016	2015	% Variance
(unaudited)			REVENUES:	(audited)
$290,819	$291,526	(0.2)%	Room revenues	$1,250,865	$1,265,653	(1.2)%
4,906	4,809	2.0%	Other hotel revenues	19,728	19,100	3.3%

295,725	296,335	(0.2)%	Total revenues	1,270,593	1,284,753	(1.1)%

			OPERATING EXPENSES:
136,274	153,544	(11.2)%	Hotel operating expenses	580,772	604,087	(3.9)%
24,493	24,716	(0.9)%	General and administrative expenses	98,045	98,625	(0.6)%
57,035	51,917	9.9%	Depreciation and amortization	221,309	203,897	8.5%
7,072	—	n/a	Impairment of long-lived assets	9,828	9,011	9.1%
224,874	230,177	(2.3)%	Total operating expenses	909,954	915,620	(0.6)%

—	130,894	n/a	GAIN ON SALE OF HOTEL PROPERTIES	—	130,894	n/a
5	1	400.0%	OTHER INCOME	25	45	(44.4)%

70,856	197,053	(64.0)%	INCOME FROM OPERATIONS	360,664	500,072	(27.9)%

(507)	697	(172.7)%	OTHER NON-OPERATING (INCOME) EXPENSE	(1,576)	2,732	(157.7)%

33,075	35,807	(7.6)%	INTEREST EXPENSE, NET	164,537	137,782	19.4%

38,288	160,549	(76.2)%	INCOME BEFORE INCOME TAX EXPENSE	197,703	359,558	(45.0)%

8,140	28,417	(71.4)%	INCOME TAX EXPENSE	34,351	76,536	(55.1)%

30,148	132,132	(77.2)%	NET INCOME	163,352	283,022	(42.3)%

(84,547)	(136,279)	(38.0)%	NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(93,420)	(169,982)	(45.0)%

$(54,399)	$(4,147)	1211.8%	NET (LOSS) INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC. COMMON SHAREHOLDERS	$69,932	$113,040	(38.1)%

$(0.28)	$(0.02)		NET (LOSS) INCOME PER EXTENDED STAY AMERICA, INC. COMMON SHARE - DILUTED	$0.35	$0.55

196,973	204,654		WEIGHTED-AVERAGE EXTENDED STAY AMERICA, INC. COMMON SHARES OUTSTANDING - DILUTED	200,736	204,567

			CONSOLIDATED BALANCE SHEET DATA
			AS OF DECEMBER 31, 2016 AND 2015
			(In thousands)
			(audited)
				December 31,	December 31,
				2016	2015
			Cash and cash equivalents	$84,158	$373,239
			Restricted cash	$21,614	$84,416
			Total assets	$4,180,304	$4,528,900
			Total debt, net of unamortized deferred financing costs and debt discounts (1)	$2,606,476	$2,783,590
			Total equity	$1,377,239	$1,488,357

			(1) Unamortized deferred financing costs and debt discounts totaled approximately $56.5 million and $35.2 million as of December 31, 2016 and 2015, respectively.

EXTENDED STAY AMERICA, INC.
OPERATING METRICS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(Unaudited)

Three Months Ended					Twelve Months Ended
December 31,					December 31,
2016	2015	Variance			2016	2015	Variance
629	629	—		Number of hotels (as of December 31)	629	629	—
69,383	69,383	—		Number of rooms (as of December 31)	69,383	69,383	—
70.7%	69.1%	160 bps		Occupancy	74.1%	73.7%	40 bps
$64.34	$61.72	4.2%		ADR	$66.43	$62.22	6.8%
$45.52	$42.66	6.7%		RevPAR	$49.23	$45.89	7.3%

				Hotel Inventory (as of December 31):
584	463	121		Renovated Extended Stay America (1)	584	463	121
45	166	(121)		Unrenovated Extended Stay America and other	45	166	(121)
629	629	—		Total number of hotels	629	629	—

				Renovation Displacement Data (in thousands, except percentages):
6,384	6,834	(450)		Total available room nights	25,399	27,581	(2,182)
85	132	(47)		Room nights displaced from renovation	328	363	(35)
1.3%	1.9%	(60	) bps	% of available room nights displaced	1.3%	1.3%	—

COMPARABLE HOTEL OPERATING METRICS (2)
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(Unaudited)

Three Months Ended					Twelve Months Ended
December 31,					December 31,
2016	2015	Variance			2016	2015	Variance
629	629	—		Number of hotels (as of December 31)	629	629	—
69,383	69,383	—		Number of rooms (as of December 31)	69,383	69,383	—
70.7%	69.1%	160 bps		Comparable Hotel Occupancy	74.1%	73.7%	40 bps
$64.34	$63.26	1.7%		Comparable Hotel ADR	$66.43	$64.24	3.4%
$45.52	$43.71	4.1%		Comparable Hotel RevPAR	$49.23	$47.36	3.9%

				Comparable Hotel Inventory:
584	463	121		Renovated Extended Stay America (1)	584	463	121
45	166	(121)		Unrenovated Extended Stay America and other	45	166	(121)
629	629	—		Comparable Hotel number of hotels	629	629	—

				Comparable Hotel Renovation Displacement Data (in thousands, except percentages):
6,384	6,384	—		Comparable Hotel available room nights	25,399	25,325	74
85	132	(47)		Comparable Hotel room nights displaced from renovation	328	363	(35)
1.3%	2.1%	(80) bps		% of Comparable Hotel available room nights displaced	1.3%	1.4%	(10) bps

(1) Includes three Extended Stay Canada-branded hotels.
(2) Comparable Hotel operating metrics include the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated for the three and twelve months ended December 31, 2016 and 2015.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF ROOM REVENUES, OTHER HOTEL REVENUES AND
HOTEL OPERATING EXPENSES TO HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(In thousands)
(Unaudited)

Three Months Ended					Twelve Months Ended
December 31,					December 31,
2016	2015		% Variance		2016	2015		% Variance
$290,819	$291,526		(0.2)%	Room revenues	$1,250,865	$1,265,653		(1.2)%
4,906	4,809		2.0%	Other hotel revenues	19,728	19,100		3.3%
295,725	296,335		(0.2)%	Total hotel revenues	1,270,593	1,284,753		(1.1)%
132,790	147,571		(10.0)%	Hotel operating expenses (1)	570,032	594,788		(4.2)%
$162,935	$148,764		9.5%	Hotel Operating Profit	$700,561	$689,965		1.5%
55.1%	50.2%		490 bps	Hotel Operating Margin	55.1%	53.7%		140 bps

NON-GAAP RECONCILIATION OF ROOM REVENUES, OTHER HOTEL REVENUES AND HOTEL OPERATING EXPENSES
TO COMPARABLE HOTEL TOTAL REVENUES, COMPARABLE HOTEL OPERATING EXPENSES, COMPARABLE
HOTEL OPERATING PROFIT AND COMPARABLE HOTEL OPERATING MARGIN(2)
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(In thousands)
(Unaudited)

Three Months Ended					Twelve Months Ended
December 31,					December 31,
2016	2015		% Variance		2016	2015		% Variance
$290,819	$291,526		(0.2)%	Room revenues	$1,250,865	$1,265,653		(1.2)%
4,906	4,809		2.0%	Other hotel revenues	19,728	19,100		3.3%
—	(12,651)		(100.0)%	Total revenues of hotels not owned for entirety of periods presented	—	(67,399)		(100.0)%
295,725	283,684		4.2%	Comparable Hotel total revenues	1,270,593	1,217,354		4.4%
132,790	147,571		(10.0)%	Hotel operating expenses (1)	570,032	594,788		(4.2)%
—	(7,894)	(3)	(100.0)%	Hotel operating expenses of hotels not owned for entirety of periods presented	—	(38,451)	(3)	(100.0)%
132,790	139,677		(4.9)%	Comparable Hotel operating expenses	570,032	556,337		2.5%
$162,935	$144,007		13.1%	Comparable Hotel Operating Profit	$700,561	$661,017		6.0%

55.1%	50.8%		430 bps	Comparable Hotel Operating Margin	55.1%	54.3%		80 bps

(1) Excludes loss on disposal of assets of approximately $3.5 million, $6.0 million, $10.7 million and $9.3 million, respectively.
(2) Comparable Hotel total revenues, Comparable Hotel operating expenses, Comparable Hotel Operating Profit and Comparable Hotel Operating Margin include the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated for the three and twelve months ended December 31, 2016 and 2015.

(3) Excludes loss on disposal of assets of approximately $0.1 million and $0.3 million, respectively.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(In thousands)
(Unaudited)

Three Months Ended					Twelve Months Ended
December 31,					December 31,
2016		2015			2016		2015
$30,148		$132,132		Net income	$163,352		$283,022
33,075		35,807		Interest expense, net	164,537		137,782
8,140		28,417		Income tax expense	34,351		76,536
57,035		51,917		Depreciation and amortization	221,309		203,897
128,398		248,273		EBITDA	583,549		701,237
3,365		2,560		Non-cash equity-based compensation	12,000		10,500
(507)		697		Other non-operating (income) expense	(1,576)		2,732
7,072		—		Impairment of long-lived assets	9,828		9,011
—		(130,894)		Gain on sale of hotel properties	—		(130,894)
4,139	(1)	6,461	(2)	Other expenses	11,857	(3)	10,495	(4)
$142,467		$127,097		Adjusted EBITDA	$615,658		$603,081
12.1%				% growth	2.1%

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND COMPARABLE HOTEL ADJUSTED EBITDA(5)
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(In thousands)
(Unaudited)

Three Months Ended					Twelve Months Ended
December 31,					December 31,
2016		2015			2016		2015
$30,148		$132,132		Net income	$163,352		$283,022
33,075		35,807		Interest expense, net	164,537		137,782
8,140		28,417		Income tax expense	34,351		76,536
57,035		51,917		Depreciation and amortization	221,309		203,897
128,398		248,273		EBITDA	583,549		701,237
—		(4,757)		Adjusted Property EBITDA of hotels not owned for entirety of periods presented	—		(28,948)
3,365		2,560		Non-cash equity-based compensation	12,000		10,500
(507)		697		Other non-operating (income) expense	(1,576)		2,732
7,072		—		Impairment of long-lived assets	9,828		9,011
—		(130,894)		Gain on sale of hotel properties	—		(130,894)
4,139	(1)	6,461	(2)	Other expenses	11,857	(3)	10,495	(4)
$142,467		$122,340		Comparable Hotel Adjusted EBITDA	$615,658		$574,133
16.5%				% growth	7.2%

(1) Includes loss on disposal of assets of approximately $3.5 million and costs incurred in connection with the fourth quarter 2016 secondary offering of approximately $0.7 million.
(2) Includes loss on disposal of assets of approximately $6.0 million, transaction costs of approximately $0.3 million related to the sale of the 53 hotel properties and costs incurred in connection with the November 2015 secondary offering of approximately $0.2 million.

(3) Includes loss on disposal of assets of approximately $10.7 million, costs incurred in connection with the fourth quarter 2016 secondary offerings of approximately $1.1 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of the 53 hotel properties.

(4) Includes loss on disposal of assets of approximately $9.3 million, costs incurred in connection with the preparation of the registration statement filed in June 2015 and the November 2015 secondary offering of approximately $0.9 million and transaction costs of approximately $0.3 million related to the sale of the 53 hotel properties.

(5) Comparable Hotel Adjusted EBITDA includes the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated for the three and twelve months ended December 31, 2016 and 2015.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET (LOSS) INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS, ADJUSTED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS PER PAIRED SHARE (1)
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(In thousands, expect per share and Paired Share data)
(Unaudited)

Three Months Ended			Twelve Months Ended
December 31,			December 31,
2016	2015		2016	2015
$(0.28)	$(0.02)	Net (loss) income per Extended Stay America, Inc. common share - diluted	$0.35	$0.55
$(54,399)	$(4,147)	Net (loss) income attributable to Extended Stay America, Inc. common shareholders	$69,932	$113,040
84,543	136,275	Noncontrolling interests attributable to Class B common shares of ESH REIT	93,404	169,966
55,938	50,844	Real estate depreciation and amortization	216,950	199,857
7,072	—	Impairment of long-lived assets	9,828	9,011
—	(130,894)	Gain on sale of hotel properties	—	(130,894)
(12,665)	14,169	Tax effect of adjustments to net (loss) income attributable to Extended Stay America, Inc. common shareholders	(50,728)	(24,449)
$80,489	$66,247	Funds from Operations	$339,386	$336,531
72	731	Debt extinguishment costs	26,233	3,014
(14)	(129)	Tax effect of adjustments to debt extinguishment costs	(6,286)	(622)
$80,547	$66,849	Adjusted Funds from Operations	$359,333	$338,923

$0.41	$0.33	Adjusted Funds from Operations per Paired Share- diluted	$1.79	$1.66

196,973	204,654	Weighted average Paired Shares outstanding – diluted	200,736	204,567

(1) On December 8, 2015, we completed the sale of 53 hotel properties. FFO, Adjusted FFO and Adjusted FFO per Paired Share for the three and twelve months ended December 31, 2015 include the results of operations related to the 53 hotel properties prior to the completion of the sale.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET (LOSS) INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE INCOME
AND ADJUSTED PAIRED SHARE INCOME PER PAIRED SHARE (1)
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(In thousands, expect per share and Paired Share data)
(Unaudited)

Three Months Ended					Twelve Months Ended
December 31,					December 31,
2016		2015			2016		2015
$(0.28)		$(0.02)		Net (loss) income per Extended Stay America, Inc. common share - diluted	$0.35		$0.55
$(54,399)		$(4,147)		Net (loss) income attributable to Extended Stay America, Inc. common shareholders	$69,932		$113,040
84,543		136,275		Noncontrolling interests attributable to Class B common shares of ESH REIT	93,404		169,966
30,144		132,128		Paired Share Income	163,336		283,006
72		731		Debt extinguishment costs	26,233		3,014
(507)		697		Other non-operating (income) expense	(1,576)		2,732
7,072		—		Impairment of long-lived assets	9,828		9,011
—		(130,894)		Gain on sale of hotel properties	—		(130,894)
4,139	(2)	6,461	(3)	Other expenses	11,857	(4)	10,495	(5)
(2,166)		21,773		Tax effect of adjustments to Paired Share income	(10,671)		17,335
$38,754		$30,896		Adjusted Paired Share Income	$199,007		$194,699

$0.20		$0.15		Adjusted Paired Share Income per Paired Share – diluted	$0.99		$0.95

196,973		204,654		Weighted average Paired Shares outstanding – diluted	200,736		204,567

(1) On December 8, 2015, we completed the sale of 53 hotel properties. Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share for the three and twelve months ended December 31, 2015 include the results of operations related to the 53 hotel properties prior to the completion of the sale.

(2) Includes loss on disposal of assets of approximately $3.5 million and costs incurred in connection with the fourth quarter 2016 secondary offerings of approximately $0.7 million.
(3) Includes loss on disposal of assets of approximately $6.0 million, transaction costs of approximately $0.3 million related to the sale of the 53 hotel properties and costs incurred in connection with the November 2015 secondary offering of approximately $0.2 million.

(4) Includes loss on disposal of assets of approximately $10.7 million, costs incurred in connection with the fourth quarter 2016 secondary offerings of approximately $1.1 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of the 53 hotel properties.

(5) Includes loss on disposal of assets of approximately $9.3 million, costs incurred in connection with the preparation of the registration statement filed in June 2015 and the November 2015 secondary offering of approximately $0.9 million and transaction costs of approximately $0.3 million related to the sale of the 53 hotel properties.

EXTENDED STAY AMERICA, INC.
TOTAL REVENUES AND NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
TWELVE MONTHS ENDED DECEMBER 31, 2016 (ACTUAL) AND 2017 (OUTLOOK)
(In thousands)
(Unaudited)

Twelve Months Ended			Twelve Months Ending December 31, 2017
December 31, 2016			(Outlook)
(Actual)			Low		High
$1,270,593		Comparable Hotel total revenues	$1,279,000		$1,305,000

$163,352		Net income	$180,500		$194,425
164,537		Interest expense, net	130,000		130,000
34,351		Income tax expense	57,000		58,075
221,309		Depreciation and amortization	232,500		232,500
583,549		EBITDA	600,000		615,000
12,000		Non-cash equity-based compensation	12,500		12,500
(1,576)		Other non-operating income	—		—
9,828		Impairment of long-lived assets	—		—
11,857	(1)	Other expenses	7,500	(2)	7,500	(2)
$615,658		Adjusted EBITDA	$620,000		$635,000
		% growth	0.7%		3.1%

(1) Includes loss on disposal of assets of approximately $10.7 million, costs incurred in connection with the fourth quarter 2016 secondary offerings of approximately $1.1 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of the 53 hotel properties.

(2) Includes loss on disposal of assets and other non-operating transaction costs.